UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	November 8, 2005

First Business Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant's Telephone Number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On November 8, 2005, management and the Audit Committee of the Board of Directors of First Business Financial Services, Inc. (“FBFS”) determined that FBFS’s financial statements for the quarters ended March 31 and June 30, 2005 and for the years ended December 31, 2001, 2002, 2003 and 2004 and the related quarterly periods should no longer be relied upon, as a result of accounting treatment related to its interest rate swaps associated with money market deposit accounts (“MMDAs”), variable rate loans (“Loans”), trust preferred securities (“TPSs”) and brokered certificates of deposit (“CDs”).

        Since 2001, FBFS has entered into various interest rate swaps to hedge the interest rate risk inherent in its Loans and MMDAs. Since inception of the hedging program, FBFS has applied the “short-cut method” of cash flow hedge accounting under Financial Accounting Standards (“FAS”) 133 to account for the swaps. FBFS has determined that in retrospect these swaps did not qualify for the “short-cut method” because the hedged item consisted of a pool of Loans and a pool of MMDAs that were not the same recognized assets and liabilities over the life of the swap (which is required under FAS 133 to qualify for the “short-cut method”).

        In December 2001, FBFS Statutory Trust I (the “Trust”), a business trust wholly owned by FBFS sold preferred securities and FBFS simultaneously entered into an interest rate swap to hedge the interest rate risk. Since inception of the swap, FBFS has applied the “short-cut method” of cash flow hedge accounting under FAS 133 to account for the swaps. Effective in the year beginning January 1, 2004, in accordance with the application of the Financial Accounting Standards Board Interpretation No. 46 (revised) (“FIN 46R”) FBFS deconsolidated the Trust. Upon adoption of FIN 46R, FBFS did not dedesignate the existing hedge relationship and redesignate a new hedging relationship, therefore the swap no longer qualifies for hedge accounting.

        Additionally, since the third quarter of 2004, FBFS has entered into various interest rate swaps to hedge the interest rate risk inherent in certain of its brokered CDs. Since inception of the hedging program, FBFS has applied the “short-cut method” of fair value hedge accounting under FAS 133 to account for the swaps. FBFS has determined that these swaps did not qualify for the “short-cut method” because in retrospect the related broker fee was determined to have caused the swap not to have a zero value at inception (which is required under FAS 133 to qualify for the “short-cut method”).

        Although for the MMDA, Loan and CD swaps the financial statement impact of applying the alternative “long-haul method” of effectiveness testing using FAS 133 rather than the “short-cut method” shows no material difference in the effectiveness of the swaps, hedge accounting under FAS 133 is not allowed for the affected periods because the hedge documentation required for the “long-haul method” was not in place at the inception of the hedge. Similarly the TPS swap remained economically effective but under FAS 133 hedge accounting is not allowed for the affected periods because the required documentation was not in place on the date FIN 46R was adopted.

        As a result, FBFS expects that the financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and for the six months ended June 30, 2005 will reflect a cumulative adjustment that results in a charge to earnings of approximately $564 thousand, net of income taxes, to account for the interest rate swaps as if cash flow hedge accounting for swaps related to the Loans, MMDAs and TPSs and fair value hedge accounting for the brokered CDs was never applied. In addition, FBFS expects that the third quarter of 2005 will include a charge of approximately $85 thousand, net of income taxes, to reflect the same treatment.

        Cash flow hedge accounting allows a company to record the effective portion of the gain or loss in other comprehensive income. Eliminating the application of cash flow hedge accounting requires that the mark-to-market adjustment be recorded in net income rather than other comprehensive income.

        Fair value hedge accounting allows a company to record the change in fair value of the hedged item, in this case, brokered CDs, as an adjustment to income as an offset to the mark-to-market adjustment on the related interest rate swap. Eliminating the application of fair value hedge accounting reverses the fair value adjustments that have been made to the brokered CDs.

        FBFS intends to amend its Registration Statement on Form 10 including financial statements for the years ended December 31, 2002, 2003 and 2004 and interim financial statements for the quarter ended March 31, 2005 and its Quarterly Report on Form 10 – Q for the quarter ended June 30, 2005 to reflect the proper accounting treatment.

        Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with KPMG LLP, who served as FBFS’s external auditors for all affected periods, in reaching the conclusion to restate the financial statements for the above-mentioned periods.

        This report on Form 8-K contains certain forward-looking statements concerning the effect of the above-referenced restatements on the earnings of FBFS in various periods. These statements represent management’s best estimates at the time of this filing, and involve certain assumptions and uncertainties that can only be eliminated through the full performance of the restatement process

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: November 14, 2005	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial Officer

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